UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2004

LSB BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-11448	56-1348147

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One LSB Plaza, Lexington, North Carolina 27292

(Address of Principal Executive Offices)

(336) 248-6500

Registrant’s telephone number, including area code

Not Applicable
(Former address of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure.

     On March 23, 2004, LSB Bancshares, Inc. issued a press release announcing that it will open an express drive-thru office in the Lexington market in the coming months. The office is expected to be open by summer, pending regulatory approval. Reference is made to such press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued by LSB Bancshares, Inc. on March 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB BANCSHARES, INC

	By:	/s/ Robert F. Lowe

Robert F. Lowe,
Chairman, President and
Dated: March 23, 2004		Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LSB Bancshares, Inc. on March 23, 2004.